Exhibit 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION PROVIDES UPDATE ON

PARAGON OFFSHORE SEPARATION

LONDON, April 30, 2014 - Noble Corporation (NYSE: NE) announced today an update to its plan to spin-off Paragon Offshore. Noble expects to effect the spin-off as a dividend of 100 percent of the shares of Paragon Offshore to Noble’s shareholders during the third quarter of this year.

As previously announced, Paragon Offshore will own and operate most of Noble’s current standard specification drilling business, including five drillships, three semisubmersibles, 34 jackups, and one FPSO. The new company will also be responsible for the Hibernia platform operations. Noble will continue to own and operate its high-specification assets with particular operating focus in deepwater and ultra-deepwater market segments for drillships and semisubmersibles and harsh environment and high-specification segments for jackups.

David W. Williams, Chairman, President and Chief Executive Officer of Noble, said, “The spin-off of Paragon Offshore to our shareholders will be an important milestone in Noble’s transformation and will allow each company to have a more focused business and operational strategy. The spin allows us to bring certainty to our shareholders and to both of the Noble and Paragon business organizations.

I am excited for the future of both Noble and Paragon Offshore. Noble can move forward as an industry-leading high specification and deepwater drilling company, and Paragon Offshore can better leverage its fleet and substantial backlog to focus on the drivers of its particular business segment. In light of financial market conditions, both generally and with respect to the equity markets for offshore drilling companies, we decided to eliminate the initial public offering and accelerate the completion of the separation transaction.

Each company will have capable assets and great talent that will allow the two fleets to be optimally marketed and operated for the benefit of all shareholders.”

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The spin-off, which is expected to be tax-free to shareholders, will be subject to approval by Noble’s shareholders at the upcoming annual general meeting. Noble will also file a registration statement on Form 10, and the distribution will be subject to such registration statement being declared effective, as well as final board approval of the actual dividend and other customary matters.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 77 offshore drilling units (including two ultra-deepwater drillships and three high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, Argentina, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Noble Corporation plc is a public limited company registered in England and Wales with company number 08354954 and registered office at Devonshire House, 1 Mayfair Place, London, W1J 8AJ England. Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

Forward-looking Disclosure Statement

This release contains forward-looking statements. Statements regarding the pursuit, consummation or benefits of the proposed separation, anticipated timing of the spin-off, the shareholder vote, repayment of debt, fleet content and the prospects for the separate companies, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by governmental and regulatory authorities, shareholder approval, delays, costs and difficulties related to the separation, employee relations, market and business conditions, the companies’ financial results and performance, changes in law, availability and terms of any financing, satisfaction of regulatory conditions, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, weather

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conditions, the future price of oil and gas and other factors detailed in Noble’s most recent Form 10-K, Form 10-Q’s and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Participants in the Solicitation

Noble Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed separation of the standard specification business. Information about the directors and executive officers of Noble and their ownership of Noble shares is set forth in the preliminary proxy statement for Noble’s 2014 annual general meeting, which was most recently filed with the SEC on April 4, 2014, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

Investors can obtain more information when the proxy statement relating to shareholder approval of the separation becomes available. This proxy statement, and any other documents filed by Noble with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov or on the Company’s website at www.noblecorp.com. Investors should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

NC-683

4/30/2014

For additional information, contact:

For Investors:	Jeffrey L. Chastain,
Vice President – Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed,
Director of Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6729